EXHIBIT 10.1

FIRST AMENDMENT TO RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of the 20th day of April, 2005, by and among PLAINS MARKETING, L.P. (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders named therein entered into that certain Restated Credit Agreement dated as of November 19, 2004 (as heretofore amended, the “Original Agreement”) for the purposes and consideration therein expressed; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement for the purposes described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I. — Definitions and References

§ 1.1.       Terms Defined in the Original Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2.       Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this § 1.2.

“Amendment” means this First Amendment to Credit Agreement.

“Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE II. — Amendments

§ 2.1.       Definitions.  The definition of “Letter of Credit” set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

“Letter of Credit” means any letter of credit issued by LC Issuer hereunder at the application of Borrower.  For the avoidance of doubt, Letter of Credit includes a commercial or documentary letter of credit and a standby letter of credit.

§ 2.2.       Letters of Credit - Applicability of ISP and UCP.  Section 2.10(h) of the Original Agreement is hereby amended in its entirety to read as follows:

(h)           Applicability of ISP and UCP. Unless otherwise expressly agreed by LC Issuer and Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial or documentary Letter of Credit.

§ 2.3.       Clawback Provision  Section 3.1 of the Original Agreement is hereby amended by adding a new subsection (b) at the end thereof, to read as follows:

(b)           Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent, for the account of the Lenders or the LC Issuer, that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the appropriate Lenders or the LC Issuer, as the case may be, the amount due.  In such event, if Borrower has not in fact made such payment, then each of such Lenders or the LC Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the LC Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.  A notice of Administrative Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

§ 2.4.       Schedules  Schedule II to the Original Agreement is hereby amended in its entirety to read as set forth on Schedule II attached hereto.  Upon the effectiveness hereof, each Lender a party hereto agrees to a portion of the Maximum Facility Amount equal to the amount set forth opposite its name on such Schedule II of the Credit Agreement.

§ 2.5.       Confirmation of Prior Approved Financing Requests  Each Lender a party hereto hereby confirms that it has previously approved the following Financing Requests and acknowledges and agrees that such approvals shall apply with respect to its portion of the Maximum Facility Amount agreed to hereby.

1.               Financing Request-Initial dated March 1, 2005 with respect to a Delivery Month of March, 2005 and an Initial Financing Request of $416,000,000 and related Financing Request-Final dated April 6, 2005 with Final Financing Request of $457,000,000.

2.               Financing Request-Initial dated April 6, 2005 with respect to a Delivery Month of April, 2005 and an Initial Financing Request of $496,800,000.

3.               Special Financing Request 2004 #8.5 dated March 1, 2005 totaling $17,000,000 and Special Financing Request 2004 #8.6 dated April 6, 2005 totaling $12,200,000.

4.               Special Financing Request 2005 #2.1 dated March 1, 2005 totaling $5,700,000 and Special Financing Request 2005 #2.2 dated April 6, 2005 totaling $6,300,000.

5.               Special Financing Request 2005 #3.1 dated March 4, 2005 totaling $4,400,000 and Special Financing Request 2005 #3.2 dated April 6, 2005 totaling $4,400,000.

6.               Special Financing Request 2005 #4.1 dated April 6, 2005 totaling $20,100,000.

ARTICLE III. — Conditions of Effectiveness

§ 3.1.       Effective Date.  This Amendment shall become effective as of the date first written above, when and only when

(i)  Administrative Agent shall have received, at Administrative Agent’s office a counterpart of this Amendment executed and delivered by Borrower and Lenders;

(ii)  Administrative Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Administrative Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Administrative Agent:

Supporting Documents.  Such supporting documents as Administrative Agent may reasonably request.

ARTICLE IV. — Representations and Warranties

§ 4.1.       Representations and Warranties of Borrower.  In order to induce Administrative Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Administrative Agent and each Lender that:

(a)           The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that such representation and warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders, then in each case, such other date.

(b)           Borrower is duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow and perform its obligations under the Credit Agreement.  Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligations hereunder.

(c)           The execution and delivery by Borrower of this Amendment,  the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of (1) Law applicable to it, (2) its organizational documents, or (3) any judgment, order or material license or permit applicable to or binding upon it, (ii) result in the acceleration of any Indebtedness owed by it, or (iii) result in or require the creation of any consensual Lien upon any of its material assets or properties, except as expressly contemplated in, or permitted by, the Loan Documents.  Except as expressly contemplated in, or permitted by, the Loan Documents, disclosed in the Disclosure Schedule or disclosed pursuant to Section 6.4 of the Credit Agreement, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Governmental Authority is required on the part of Borrower pursuant to the provisions of any material Law applicable to it as a condition to its execution, delivery or performance of this Amendment, or to consummate the transactions contemplated hereby.

(d)           When duly executed and delivered, this Amendment and each of the Loan Documents, as amended hereby, will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and general principles of equity.

ARTICLE V. — Miscellaneous

§ 5.1.       Ratification of Agreements.  The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects.  The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects by Borrower.  Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

§ 5.2.       Ratification of Security Documents.  Borrower, Administrative Agent, and Lenders each acknowledge and agree that any and all indebtedness, liabilities or obligations, arising under or in connection with the LC Obligations or the Notes, are Obligations and are secured indebtedness under, and are secured by, each and every Security Document.  Borrower hereby re-pledges, re-grants and re-assigns a security interest in and lien on every asset of Borrower described as Collateral in any Security Document.

§ 5.3.       Survival of Agreements.  All representations, warranties, covenants and agreements of Borrower shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of each Loan, and shall further survive until all of the Obligations under the Credit Agreement are paid in full.  All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§ 5.4.       Loan Documents.  This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

§ 5.5.      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY AND PERFORMANCE.

§ 5.6.       Counterparts.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manual executed counterpart.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:	PLAINS MARKETING, L.P.

	By:	Plains Marketing GP Inc., General Partner

	By:	/s/ Al Swanson
Al Swanson, Vice President and Treasurer

LENDER PARTIES:	BANK OF AMERICA, N.A.,
Administrative Agent, LC Issuer and Lender

By:
Name:
Title:

BNP PARIBAS, Lender

By:
Name:
Title:

By:
Name:
Title:

FORTIS CAPITAL CORP., Lender

By:
Name:
Title:

By:
Name:
Title:

SOCIETE GENERALE, Lender
By:
Name:
Title:

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, Lender

By
Name:
Title:

BANK OF SCOTLAND, Lender

By
Name:
Title:

COMERICA BANK, Lender

By
Name:
Title:

WELLS FARGO BANK, N.A., Lender

By
Name:
Title: